Exhibit 99.1

Hirsch International Inks Agreement with MIMAKI for Distribution of
Textile Inkjet Printers

Expands Hirsch’s Growing Presence in Digital Printing Market

Company Continues to Grow as Leader in Decorated Apparel Market

HAUPPAUGE, NY – May 16, 2008 – Hirsch International Corp. (NASDAQ: HRSH, http://www.hirschinternational.com), the leading provider of apparel decorating equipment including Tajima embroidery machines, MHM screen printing machines, SEIT laser bridge machines, Pulse digitizing software, and Kornit digital garment printers has entered into an agreement with MIMAKI USA, Inc., to serve as a distributor of its GP-604 digital garment printers. MIMAKI’s inkjet printers are used for textiles and apparel and can print directly on ready-made clothing and help designers support small lot production and “on-demand” market requests.

“This is a natural and logical partnership for Hirsch that allows us to extend our offerings in the digital printing space and further address market demand for personalized and small lot production,” says Paul Gallagher, CEO of Hirsch International. “This addition is particularly important for us as the general economic slowdown has impacted consumers’ buying decisions. We believe that MIMAKI’s high-quality, moderately priced machines may present existing and new customers with more economically viable buying options.”

Under the terms of the agreement, Hirsch will serve as MIMAKI’s non-exclusive distributor in the United States. In addition, Hirsch will provide customer support for the products. The initial agreement is for a one-year period, which automatically renews unless either party terminates the agreement.

Hirsch International serves the apparel decorating industry with twenty-seven locations throughout the United States staffed with the most experienced experts in the industry. For more information, visit www.hirschinternational.com; call 800-394-4426; or e-mail: customercare@hirschinternational.com.

About Hirsch International

Hirsch is a leading provider of equipment and education and support services to the graphic and decorated apparel industry. The Company exclusively represents the decorated apparel industry's leading brands including Tajima embroidery equipment, MHM screen printing equipment, SEIT textile bridge lasers, Pulse Microsystems digitizing and design software, Kornit digital garment printers and now Mimaki digital garment printers. Hirsch also offers a broad line of consumable supplies, accessories and machine parts as well as factory certified technical support services. Hirsch’s customer groups include: a wide range of contract manufacturers that outsource their embellishment requirements; manufacturers who use embroidery, screenprinting, laser etching or digital printing to embellish their apparel and fashion accessories; promotional products, uniform, and sportswear companies; retail stores; and graphic and decorated apparel entrepreneurs servicing the athletic apparel, corporate logo-wear, and advertising specialties markets.

The Company is led by a strong and experienced management team focused on continuing to grow its core business through sound acquisitions of products and processes, as well as through related business ventures in which the Company can build and maximize stockholder value. The company was founded in 1968 and is headquartered in Hauppauge, N.Y.

About MIMAKI

Mimaki is a leading manufacturer of wide-format inkjet printers and cutting machines for the sign/graphics, textile/apparel and industrial markets. Mimaki develops the complete product range for each group; hardware, software, and the associated consumable items, such as inks and cutting blades. Mimaki excels in offering innovative, high quality and high reliability products, based upon its aqueous, solvent and UV-curable inkjet technology. In order to meet a wide range of applications in the market, Mimaki pursues on-demand digital printing solutions. Mimaki Engineering Co. Ltd. is publicly listed on the JASDAQ Securities Exchange, Inc.

Safe Harbor Statement

This press release contains forward-looking statements set within the meaning of the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Readers should note that forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in the Company’s Form 10-K for calendar 2007, which discussion is incorporated herein by reference. Readers are also urged to read the periodic filings and current reports on Form 8-K of the Company.

Contact:

Hirsch International

Mike McEvoy, 800-394-4426

Vice President, Marketing

Fax: 800-772-1788

MMcEvoy@hirschinternational.com

www.hirschinternational.com

or

The Investor Relations Group

212-825-3210

Investor Relations:

Emily Hanan/ ehanan@investorrelationsgroup.com

Media Relations:

Susan Morgenbesser / smorgenbesser@investorrelationsgroup.com